Memorandum of Understanding Regarding Products Sales Agreement

World Scan Project Corporation (“WSPJ”) and Drone Net Co., Ltd. (“Drone Net”) enter into t the Memorandum of Understanding Regarding Exclusive Supplier (the “MOU”) as follows:

1.	Purposes

Both parties agreed the following term and condition:

■	Drone Net shall not develop, manufacture, purchase or sell similar products of the Product without the WSPJ’s consent. If Drone Net violates this, Drone Net shall pay JPY 158,000,000 to WSPJ.

The similar good is the drone machine which all of the following conditions are applied:

•	The price is within JPY100,000
•	The weight is within 50 grams.
•	Including LAP sensor or the same function

■	WSPJ shall delivery the Products within three months.
■	Drone Net shall pay the advance payment on the WSPJ’s request.
■	If WSPJ cannot deliver the Products within three months, Drone Net may cancel the Agreement.

2.	Valid period

The valid period of the Agreement shall be from March 1, 2020 to February 28, 2023.

IN WITNESS WHEREOF, the Agreement has been prepared in duplicate, and after they are signed and seals have been affixed thereto, each party shall retain a copy.

March 1, 2020

WSPJ:

World Scan Project Corporation

2-13-23-2F, Nishiwaseda, Shinjuku-ku, Tokyo, Japan

/s/ Ryohei Uetaki

Ryohei Uetaki, Representative Director

Drone Net:

Drone Net Co., Ltd.

4-3-29-1F, Kojimachi, Chiyoda-ku, Tokyo, Japan

/s/ Kazuyuki Murakami

Kazuyuki Murakami, Representative Director